UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2018

IMMUNOCELLULAR THERAPEUTICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-35560	93-1301885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30721 Russell Ranch Road, Suite 140 West Lake Village, California 91362
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 264-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2018, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of ImmunoCellular Therapeutics, Ltd. (the “Company”) authorized the grant of options to purchase an aggregate of 450,000 shares of common stock (the “Contingent Options”) under the Company’s 2016 Equity Incentive Plan (the “Plan”) to certain executive officers of the Company, as described below, which grants are contingent upon: (i) the Board’s approval of an increase to the number of shares of common stock authorized for issuance under the Plan (the “Plan Increase”); and (ii) the receipt of the necessary stockholder approval of the Plan Increase. The Contingent Options will vest monthly over four years commencing on January 29, 2018 and will have an exercise price equal to $0.27 per share, which was the closing market price on the date the Contingent Grants were approved by the Committee.

Executive Officer	Number of Shares
Anthony J. Gringeri, Ph.D.	150,000

Steven J. Swanson, Ph.D.	150,000

David Fractor	150,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2018	IMMUNOCELLULAR THERAPEUTICS, LTD.

	By:	/s/ David Fractor
David Fractor
Chief Financial Officer